Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in Latch, Inc.’s (i) Registration Statement on Form S-8 (No. 333-258626) and (ii) Registration Statement on Form S-3 (No. 333-257373) of our report dated September 18, 2023 appearing in this Amendment No. 1 on Form 8-K/A with respect to our audit of the financial statements of Honest Day’s Work, Inc. as of December 31, 2022 and for the period from June 24, 2022 (inception) through December 31, 2022.

/s/ Marcum LLP

Marcum LLP
Costa Mesa, CA
September 18, 2023